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                                                                      EXHIBIT 23

                                   CONSENT OF
                              PLANTE & MORAN, PLLC

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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-118594) for the Company's 2004 Stock Compensation Plan and Form S-3 (Registration No. 333-115167) for the Company's Dividend Reinvestment Plan of our report dated February 21, 2005 relating to the consolidated financial statements of PSB Group, Inc. as of December 31, 2004 which appear in the December 31, 2004 Annual Report on Form 10-K of PSB Group, Inc.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
March 25, 2005